EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated August 2, 2018, by and between Secure Hosting LLC, a Florida limited liability company (“Seller”) and Integrated Ventures, Inc., a Nevada corporation (“Buyer”). The Seller and Buyer are sometimes referred to herein as the “Parties” and each as a “Party.”

R E C I T A L S:

WHEREAS, Seller is in the business of cryptocurrency mining; and

WHEREAS, Seller owns the Acquired Assets (as hereinafter defined); and

WHEREAS, Seller desires to sell and convey to Buyer and Buyer wishes to acquire, all of the Acquired Assets on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

A G R E E M E N T:

SECTION 1

DEFINITIONS

1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

“Action” means, for any Person, any action, counterclaim, suit, litigation, arbitration, governmental investigation or other legal, administrative or Tax proceeding, or Judgment, claim, or complaint by or against such Person and any rule-making proceedings.

“Affiliate” of a Person means any Person, which directly or indirectly controls, is controlled by or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Agreement” means each of any agreement or instrument entered into in writing by the Parties as required or contemplated by this Agreement.

“Acquired Assets” means all Assets listed on Schedule A.

“Books and Records” means all of the written and electronic books and records, including without limitation the service history and payment records, of Seller related to the Acquired Assets.

“Business” means the cryptocurrency mining business conducted by Seller.

“Business Day” means any day of the year on which banks are not required or authorized to be closed in the State of Florida.

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“Closing” means the consummation of transactions contemplated by this Agreement, including the assignment, transfer, conveyance and delivery of the Acquired Assets and the Purchase Consideration as contemplated hereunder.

“Closing Date” means the date hereof.

“Closing Place” means the offices of Buyer’s counsel in Miami, Florida, or such other location agreed upon by the Parties.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consents” means the consents, permits or approvals of Government Authorities or other third parties (including members of Seller) required by Seller to transfer the Acquired Assets to Buyer or otherwise for Seller to consummate the transactions contemplated hereby.

“Contracts” means all agreements in existence as of the Closing Date that relate to the Acquired Assets, written or oral.

“Enforceability Exceptions” means the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by the application of general principles of equity.

“GAAP” means United States generally accepted accounting principles as currently in effect.

“Governmental Authority” means any court or any federal, state, county, local or foreign governmental, legislative or regulatory body, agency, department, authority, instrumentality or other subdivision thereof.

“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to applicable law, including without limitation, any bond, certificate of authority, certificate of need, accreditation, qualification, variance or privilege related to an Acquired Asset or the Business.

“Indemnifying Party” means the Seller pursuant to Section 8.2 or the Purchaser pursuant to Section 8.3, as the case may be.

“Intellectual Property” means all Copyrights, Patent Rights, Trademarks and Trade Secrets, licenses, domain names, processes, procedures and Software, and other intellectual property rights owned, licensed or otherwise held by Seller and used or useful by Seller in connection with the Acquired Assets.

“I-Venture Common Stock” means the common stock of Buyer, par value $0.001 per share.

“I-Venture Preferred Shares” means 38,019 validly issued, fully paid and nonassessable, restricted shares of Series B Convertible Preferred Stock of the Company.

“Judgment” means any judgment, writ, order, injunction, determination, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by a Governmental Authority.

“Key Representations” mean Sections 3.3, 3.4, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14, 3.15, and 3.18,.

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“Legal Requirement” means any statute, ordinance, code, law, rule, regulation, permit or permit condition, Judgment, or other requirement, standard, policy or procedure enacted, adopted or applied by any Governmental Authority.

“Liabilities” means claims, obligations, commitments or liabilities of a Person of any nature, absolute, accrued, contingent or otherwise, under a Contract or otherwise, known or unknown, whether matured or unmatured, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP, related to the Acquired Assets.

“Licenses” means the licenses, permits, franchises, registrations, authorizations, consents or approvals issued by any other Governmental Authority to Seller with respect to the operation of the Acquired Assets.

“Lien” means any lien, pledge, charge, easement, security interest, mortgage, deed of trust, right-of-way or other encumbrance.

“Material Adverse Effect” means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, (a) would reasonably be expected to have a material adverse effect on the property, operations or condition of the Acquired Assets; or (b) prevents or materially delays or impairs the ability of a Party to perform any obligation under the Transaction Documents in a timely manner or consummate the transactions contemplated thereunder; provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: any event, change, circumstance, effect or other matter resulting from (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in Laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which the Seller operates, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the written request of, or consented to by, Buyer, or (vi) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity with respect to any of the foregoing.

“Organizational Documents” means with respect to Buyer or Seller the articles or certificate of incorporation or formation, bylaws or operating agreement or any other charter, voting agreement or other instrument related to or affecting the governance of Buyer or Seller currently in force.

“Person” means any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Representatives” means a Party’s officers, directors, employees, advisors or agents.

“Seller’s knowledge” or “Knowledge of the Seller” means to the knowledge after due inquiry into the subject matter of such representation, warranty or other statement and reasonable investigation of the Seller and the current members, managers and officers of Seller.

“Tax” or “Taxes” means any taxes, charges, fees, levies or other assessments, including income, excise, use, transfer, payroll, occupancy, property, sales, franchise, unemployment and withholding taxes, penalties and interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

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“Transaction Documents” means this Agreement and the Ancillary Agreements.

1.2 Terms Defined Elsewhere in this Agreement. In addition to the defined terms in the preamble, recitals and Section 1.1 hereof, certain other terms are defined in the body of this Agreement and have the meanings set forth therein.

SECTION 2

PURCHASE OF ACQUIRED ASSETS

2.1 Agreement to Sell and Buy. Subject to the terms of this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer all of Seller’s right, title and interest in and to the Acquired Assets free and clear of all Liens; and Buyer shall purchase, acquire and accept from Seller all of Seller’s right, title and interest in and to the Acquired Assets free and clear of all Liens.

2.2 Purchase Consideration. The consideration delivered by the Buyer to affect the sale and purchase of the Acquired Assets (the “Purchase Consideration”), shall be the I-Venture Preferred Shares. The Purchase Consideration shall be issued at Closing, but held in escrow by Buyer to be released immediately upon confirmation of delivery of the Acquired Assets.

2.3 Assumption of Liabilities. Buyer is not assuming any of Seller’s Liabilities in connection with the purchase of the Acquired Assets.

2.4 Delivery of Acquired Assets. On the Closing Date, the Seller shall deliver the Acquired Assets FOB to the following company/location (the “Delivery Location”):

Integrated Ventures, Inc.

c/o Hash Master Tech, LLC

426 South Maple St.

Graham, North Carolina 27253

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Seller hereby represents and warrants to Buyer that, except as set forth on the Disclosure Schedules, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Closing, except as otherwise indicated:

3.1 Organization and Authority. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Florida. Seller has all requisite corporate power and authority (i) to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and (ii) to own, lease and operate the Acquired Assets and to carry on the Business as now being conducted.

3.2 Authorization and Binding Obligations. The execution, delivery and performance of this Agreement by Seller and each Ancillary Agreement to which Seller is or will be a party have been duly and validly authorized by all necessary company action of Seller. This Agreement and each Ancillary Agreement have been (or when delivered will be) duly executed and delivered by Seller and constitutes (or will constitute) a valid and binding agreement of Seller enforceable against it in accordance with its terms, except as its enforceability may be limited by Enforceability Exceptions.

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3.3 Consents. No Consents are required in order to effectuate all transactions contemplated under the Transaction Documents.

3.4 Title to Assets; Condition.

(4.a) Seller has good and marketable title to all of the Acquired Assets, free and clear, in each case of any Liens. Upon Closing, Seller has all power and authority to transfer to Buyer good and marketable title to the Acquired Assets, free and clear of all Liens,

(4.b) Except as set forth on Schedule 3.4 (a), all the Acquired Assets are in good working order, condition and repair, reasonable wear and tear excepted, and are not in need of maintenance, repairs or replacements, and all Acquired Assets are located at the Delivery Location.

3.5 No Assumed Contracts. There are no Contracts which are being assumed by Buyer in connection with its purchase of the Acquired Assets hereunder.

3.6 Intellectual Property.

(6.a) As used herein (i) “Copyrights” means works of authorship in which copyright protection subsists, whether registered or unregistered, and pending applications to register the same, (ii) “Patent Rights” means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether patentable or not patentable) or improvements thereto, (iii) “Trademarks” means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing, (iv) “Trade Secrets” means confidential and proprietary ideas, trade secrets, know how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, marketing materials, proposals, or other proprietary information which derives independent commercial value from not being generally known or readily available, and (v) “Software” means any software that Seller owns or has the right to use pursuant to any lease, license, consent or permission and to the extent applicable, all databases, documents source codes and object codes associated therewith.

(6.b) Other than Software incorporated in the Acquired Assets, there are no (i) Patent Rights or Trademarks, or Copyrights or Software, owned by or licensed to Seller or used by Seller in connection with the Acquired Assets, and (ii) agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (A) any such Software, Copyrights, Patent Rights or Trademarks, or (B) any Trade Secrets owned or licensed by Seller and used, or contemplated for use, in connection with the operation of the Acquired Assets.

3.7 Taxes. Seller has filed, or caused to be filed, with the appropriate Governmental Authority, all required Tax returns, and Seller has paid, caused to be paid or accrued all Taxes shown to be due and payable or claimed to be due and payable thereon, except where the failure to file such returns or pay or accrue such Taxes could not reasonably be expected to result in a Lien on the Acquired Assets or in the imposition of transferee liability on Buyer for the payment of such Taxes. Seller has no Liability material in amount for any Taxes due and owing, and there are no proceedings pending pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Acquired Assets following the Closing.

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3.8 Claims and Litigation.

(8.a) No Actions are pending or, to Seller’s knowledge, threatened by or against Seller relating to the Acquired Assets or the transactions contemplated by the Transaction Documents that could to have a Material Adverse Effect;

(8.b) no Actions are pending or, to Seller’s knowledge, threatened by or against Seller which could reasonably be expected to result in a Lien, other than a Permitted Lien, against any Acquired Asset; and

(8.c) no Action seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or any of the conditions to consummation of such transactions.

3.9 Compliance with Laws. Seller is in compliance in all material respects with all Legal Requirements and Licenses relating to the Acquired Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

3.10 Environmental Matters. During or prior to the period of Seller’s ownership or operation of any of the Acquired Assets there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any of the Acquired Assets which would reasonably be expected to result in a Material Adverse Effect. “Environmental Laws” means any of the regulations promulgated for the protection of the environment or human health, under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

3.11 Warranty Information. Schedule 3.11 hereto sets forth a true and correct list of all manufacturer warranties maintained by or for the benefit of Seller related to each of the Acquired Assets. The manufacturer warranties are in full force and effect as of the Closing Date and Seller has made available to Buyer true, accurate and complete copies of all such warranties as in effect on the Closing Date.

3.12 Governmental Authorizations. There are no Governmental Authorizations which are necessary for the lawful use, operation, ownership or otherwise of the Acquired Assets.

3.13 Privacy and Data Protection. The Acquired Assets, such assets do not contain any data or information that is subject to privacy and/or data protection laws or regulations.

3.14 No Untrue Statements. Subject to matters set forth in the Disclosure Schedules hereto and except to the extent the same are otherwise expressly subject to knowledge and/or materiality qualifications, none of the information contained in the representations and warranties of Seller set forth in this Agreement or in any of the certificates, exhibits, schedules, lists, documents or other instruments delivered or to be delivered by Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Subject to matters set forth in the Disclosure Schedules hereto and except to the extent the same are otherwise expressly subject to knowledge and/or materiality qualifications, all documents and other papers delivered by or on behalf of the Seller pursuant to this Agreement or referenced in the Disclosure Schedules hereto are accurate and complete in all material respects.

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3.15 Restricted Securities. The Seller understands that the I-Venture Preferred Shares and underlying shares of I-Venture Common Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein. The Seller understands that the I-Venture Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the I-Venture Preferred Shares, and the shares of I-Venture Common Stock that such shares are convertible into, indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller acknowledges that the Buyer has no obligation to register or qualify the I-Venture Preferred Shares, or the I-Venture Common Stock into which it may be converted, for resale. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the I-Venture Preferred Shares or shares of I-Venture Common Stock as applicable, and on requirements relating to the Buyer which are outside of the Seller’s control, and which the Buyer is under no obligation and may not be able to satisfy.

3.16 No Public Market. The Seller understands that no public market now exists for the I-Venture Preferred Shares, and that the Buyer has made no assurances that a public market will ever exist for the I-Venture Preferred Shares.

3.17 Legends. The Seller understands that the I-Venture Preferred Shares and any securities issued in respect of or exchange for such shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(17.a) Any legend set forth in, or required by, the other Transaction Documents.

(17.b) Any legend required by the securities laws of any state to the extent such laws are applicable to the I-Venture Preferred Shares represented by the certificate, instrument, or book entry so legended.

3.18 Accredited Investor. The Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.19 No General Solicitation. Neither the Seller, nor any of its managers, officers, directors, employees, agents, members or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the I-Venture Preferred Shares.

3.20 Exculpation by Seller. The Seller acknowledges that it is not relying upon any Person, other than the representations made by the Buyer in this Agreement, in making its investment or decision to receive the I-Venture Preferred Shares.

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SECTION 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer, hereby represents and warrants to Seller as follows that as of the Closing:

4.1 Capitalization of Buyer.

(1.a) The authorized capital stock of Buyer consists of the following: (a) 1,000,000 shares of Series A preferred stock, par value $0.001 per share, of which 500,000 shares are issued and outstanding, (b) 500,000 shares of Series B preferred stock, of which 314,166 shares are issued and outstanding; and (c) 40,000,000 shares of Common Stock, of which 8,964,103 shares are issued and outstanding. Buyer shall reserve for issuance and as of Closing will have sufficient authorized I-Venture Common Stock to deliver the I-Venture Common Shares underlying the I-Venture Preferred Shares.

(1.b) The I-Venture Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Buyer. Assuming the accuracy of the representations of the Seller in Section 3 of this Agreement and subject to necessary blue sky and federal securities law filings, the I-Venture Preferred Shares will be issued in compliance with all applicable federal and state securities laws. The I-Venture Common Stock issuable upon conversion of the I-Venture Preferred Shares shall be reserved for issuance, and upon issuance in accordance with the terms of the Buyer’s articles of incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Buyer.

4.2 Organization and Authority. Buyer is a corporation, that is duly organized, validly existing and in good standing under the laws of Nevada. Buyer has all requisite company power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

4.3 Authorization and Binding Obligations. The execution, delivery and performance of the Transaction Documents to Buyer is or will be a party have been duly and validly authorized by all necessary corporate action. Each Transaction Document has been (or when delivered will be) duly executed and delivered by Buyer and constitute (or will constitute) a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as its enforceability may be limited by Enforceability Exceptions.

4.4 Absence of Other Express or Implied Representations or Warranties. Except for the representations and warranties contained in this Section 4, any Ancillary Agreement or any certificate or instrument delivered pursuant hereto or thereto: (a) none of Buyer or any other Person makes any express or implied representation or warranty on behalf of Buyer, and (b) Seller acknowledges that neither Buyer nor any other Person or Representative of Buyer makes any other express or implied representation or warranty with respect to Buyer or with respect to any other information provided or made available to the Seller or its Representatives in connection with the Transactions.

4.5 SEC Reports/Financial Statements. The Buyer has filed all periodic reports, schedules, forms, statements and other documents required to be filed by the Buyer under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”) for the year preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, as amended if applicable, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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SECTION 5

COVENANTS OF THE SELLER

5.1 Access. In order to facilitate the resolution of any claims made against or incurred by the Buyer prior to Closing, the Seller shall (i) retain the books and records relating to the Acquired Assets relating to periods prior to the Closing and which shall not otherwise have been delivered to the Buyer and (ii) upon reasonable notice, give to Buyer and its agents reasonable access during normal business hours to such books and records.

5.2 Delivery of Financial Statements. Seller acknowledges that Buyer may have to make certain financial disclosures regarding the Acquired Assets in compliance with Buyer’s reporting obligations with the U.S. Securities and Exchange Commission and federal securities regulations, and Seller shall take all commercially reasonable actions, at the joint and equal expense of the Buyer and Seller, after the Closing to timely deliver any necessary financial statements, and such other financial reports, requested by Buyer in connection with such required financial disclosures. Seller does not represent and warrant that despite its commercially reasonable efforts, it will be able to provide Buyer with the above referenced financial statements, financial reports and/or financial disclosures except that, notwithstanding such disclaimer, Seller represents and warrants that it has and can provide all financial, book keeping and accounting information regarding revenues generated by the Acquired Assets.

5.3 Delivery of Under-Repair Assets. The Parties acknowledge and agree that the Acquired Assets listed on Schedule 5.3 were not in working condition on the Closing Date (the “Under- Repair Assets”). Seller shall bring such Under-Repair Assets online/fully functioning within 45 days following the Closing Date without payment of any further consideration by the Buyer.

SECTION 6

JOINT COVENANTS

6.1 Further Assurances. On and after the Closing Date, the Parties will take all appropriate and commercially reasonable actions and execute all documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to put Buyer in possession and operating control of the Acquired Assets and the Business, or to otherwise carry out any of the provisions hereof.

SECTION 7

THE CLOSING

7.1 The Closing. On the Closing Date and at the Closing Place, Seller shall make such deliveries as are set forth in Section 7.2, and Buyer shall make such deliveries as are set forth in Section 7.3. All transactions at the Closing are deemed to have taken place simultaneously and no transaction shall be deemed to have been completed, nor shall any document be deemed to have been delivered, until all transactions shall have been completed and all documents, delivered.

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7.2 Deliveries by Seller to Buyer. Seller shall deliver to Buyer at or prior to Closing:

(2.a) One or more, bills of sale, assignments and other appropriate instruments of conveyance duly executed by Seller, transferring to Buyer all of the Acquired Assets in form and substance reasonably satisfactory to Buyer;

(2.b) The Acquired Assets;

(2.c) The Ancillary Agreements, each duly executed by Seller;

(2.d) A copy of the resolutions of the Managers and Members of Seller approving the transactions contemplated by this Agreement;

(2.e) All Books and Records;

(2.f) A hosting agreement containing terms agreeable to Buyer for Buyer’s execution, executed by Hash Master Tech, LLC;

(2.g) A warranty agreement containing terms agreeable to Buyer for Buyer’s execution, executed by the manufacturer of the Acquired Assets; and

(2.h) Such other documents reasonably requested by Buyer to give effect to the transactions contemplated by this Agreement.

7.3 Deliveries by Buyer to Seller. Buyer shall deliver to Seller at or prior to Closing:

(3.a) The Purchase Consideration in accordance with the provisions of Section 2.2 hereof;

(3.b) The Ancillary Agreements, each duly executed by Buyer;

(3.c) Such other documents reasonably requested by Seller to give effect to the transactions contemplated by this Agreement.

SECTION 8

INDEMNIFICATION

8.1 Survival. The representations, warranties, covenants, indemnities and agreements of either Party contained in this Agreement (or in any document delivered in connection herewith) shall (i) be deemed to have been made on the Closing Date subject to any changes in any representation or warranty that are contemplated by this Agreement, (ii) survive the Closing, and (iii) remain operative and in full force and effect until and including the first anniversary of the Closing Date; except that the Seller’s obligation to indemnify the Buyer for breaches of representations, warranties and covenants contained in the Key Representations shall survive for the longest period allowable by applicable statute. The applicable period of such survival and operative effect subsequent to Closing is referred to as the “Indemnity Period.”

8.2 Seller’s Indemnity. During the Indemnity Period (or thereafter, solely with respect to any claim for indemnification for which a Claim Notice has been given prior to the expiration of the Indemnity Period), Seller shall indemnify and hold harmless Buyer, its Affiliates and their respective directors, officers, members, stockholders, employees and representatives (collectively the “Buyer Indemnified Parties”) from and against any and all demands, losses, Liabilities, Actions, assessments, damages, fines, Taxes, penalties, reasonable costs and expenses (including reasonable expenses of investigation, and reasonable fees and disbursements of counsel, accountants and other experts) (collectively, “Losses”) incurred or suffered by the Buyer Indemnified Parties arising out of, resulting from or relating to any of the following:

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(2.a) Any breach of any of the covenants, representations or warranties made by Seller in this Agreement; or

(2.b) Any failure by Seller to perform any of its covenants or agreements contained in this Agreement.

8.3 Buyer’s Indemnity. During the Indemnity Period (or thereafter, solely with respect to any claim for indemnification for which a Claim Notice has been given prior to the expiration of the Indemnity Period), Buyer shall indemnify and hold harmless Seller, its Affiliates and their respective directors, officers, members, stockholders, employees and representatives (collectively the “Seller Indemnified Parties”) from and against any and all Losses incurred or suffered by the Seller Indemnified Parties arising out of, resulting from or relating to:

(3.a) Any breach of any of the representations or warranties made by Buyer in this Agreement; or

(3.b) Any failure by Buyer to perform any of its covenants or agreements contained in this Agreement.

8.4 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party pursuant to Section 8.2.a, Section 8.2.a.c, Section 8.3.a or Section 8.3.c, as applicable (other than indemnification in respect of breaches of Key Representations), shall be an aggregate amount equal to $3,231,663; provided, however, that the maximum aggregate amount of all indemnifiable Losses which may be recovered in respect of breaches of the Key Representations and in respect of fraud by the Seller or the Buyer, as applicable, shall not be capped.

8.5 Procedures. In the event that any Party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such Party pursuant to this Section 10, the Party seeking such indemnification (the “Claimant”) shall assert a claim for indemnification by giving prompt written notice thereof (a “Claim Notice”) which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, along with a copy of the claim or complaint, to the Party providing indemnification (the “Indemnitor”). For purposes of this paragraph, any Claim Notice that is sent within fifteen (15) days of the date upon which the Claimant actually learned of such Loss shall be deemed to have been “prompt notice”; provided that failure of the Claimant to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder except to the extent that the Indemnitor is materially prejudiced by such failure.

(5.a) Upon the receipt of such Claim Notice, the Indemnitor shall have the right to undertake (at its own expense), by counsel or representatives of its own choosing, the good faith defense, compromise or settlement to be undertaken on behalf of the Claimant and shall keep the Claimant reasonably informed with respect thereto, provided that the Indemnitor unconditionally agrees in writing that it shall be provided indemnity to the Claimant for all Losses relating to the claim disclosed in the Claim Notice. Indemnity for such Losses shall not be deemed an admission of liability on the part of the Indemnitor as against any such third party. If the Indemnitor elects to undertake such defense by its own counsel or representatives, the Indemnitor shall give notice to the Claimant within ten (10) Business Days of its receipt of the Claim Notice. Notwithstanding the foregoing, the Indemnitor may not assume or control the defense if the named parties to the action giving rise to the Claim Notice (including any impleaded parties) include both the Indemnitor and the Claimant and representation of both Parties by the same counsel would be inappropriate (based on a written opinion of outside counsel) due to actual or potential differing interests between them, in which case the Claimant shall have the right to defend the action and to employ counsel reasonably approved by the Indemnitor, and, to the extent the matter is determined to be subject to indemnification hereunder, the Indemnitor shall reimburse the Claimant for all reasonable costs associated with such defense.

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(5.b) The Claimant shall cooperate with the Indemnitor in such defense and provide the Indemnitor with all information and assistance reasonably necessary to permit the Indemnitor to settle and/or defend any such claim. Except as otherwise provided in the last sentence of Section 10.4(a), the Claimant may retain counsel (at the Claimant’s expense) to monitor or participate in the defense of such claim, but the Indemnitor shall be entitled to control the defense unless the Claimant unconditionally agrees in writing to relieve the Indemnitor from liability with respect to the particular matter. The Indemnitor shall have the right in good faith to settle or compromise any such claim, provided that (i) at least ten (10) Business Days prior notice of such settlement or compromise is given to the Claimant and (ii) such settlement or compromise must not require the Claimant to take or refrain from taking any action (provided that Claimant shall not unreasonably withhold its consent to the terms of a mutual release with respect to such claim with the third party making such claim), contain any admission by or on behalf of the Claimant, or otherwise fail to hold Claimant fully harmless with respect to such claim. Notwithstanding the foregoing, in connection with any such settlement or compromise negotiated by the Indemnitor, no Claimant shall be required by an Indemnitor to (i) enter into any settlement that does not include as an unconditional term thereof the delivery by the Claimant or plaintiff to the Claimant of a release from all liability in respect of such claim or litigation, or (ii) enter into any settlement that attributes by its terms any non-indemnified liability to the Claimant.

(5.c) If an Indemnitor fails, within ten (10) Business Days after the date of the Claim Notice to give notice to the Claimant of such Indemnitor’s election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Claimant and shall reimburse the Claimant for all Losses (including reasonable attorney’s fees) incurred by the Claimant; provided, however, that the Claimant shall keep the Indemnitor advised on a timely basis of significant developments with respect to such defense and permit the Indemnitor to participate, at its own election and expense, at any time, in the defense thereof.

(5.d) Buyer’s remedy for indemnification hereunder shall first be applied to the recovery of the I-Venture Preferred then held by the Seller.

SECTION 9

MISCELLANEOUS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, electronically transmitted by email or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to Buyer, to:

Integrated Ventures, Inc.

73 Buck Road, Suite 2

Huntingdon Valley, PA 19006

Attention: Steve Rubakh, Chief Executive Officer

E-mail: sr@emsfindapp.com

Telephone: 215.613.1111

with a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, FL 33131

Attention: John D. Owens, III, Esq.

E-mail: john.owens@klgates.com

Telephone: 305.539.3300

If to Seller, to:

Secure Hosting LLC

15805 Biscayne Boulevard

Suite 211

North Miami Beach, FL 33160

Attention: Fernando Bisker, Manager

Email: fbisker@gmail.com

Telephone: __________________

with a copy to (which shall not constitute notice or service of process):

Gutierrez Bergman Boulris, PLLC

Attention: Dale S. Bergman, Esq.

Email: dale.bergman@gbbpl.com

Telephone: (305) 358-5100

9.2 Expenses. Except as otherwise provided in this Agreement, Seller and Buyer shall each be liable for its own fees and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement and the consummation of the transactions contemplated herein.

9.3 Choice of Law; Dispute Resolution. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OR ANY OTHER STATE. Prior to initiating any claim for breach under this Agreement, a Party (“Aggrieved Party”) shall send the Party against whom the Aggrieved Party feels it may have a claim, a notice setting forth the basis for such potential claim and offer to resolve the controversy via face to face negotiations or mediation. Only if the Parties fail to resolve the dispute in such manner after at least 30 days from the original notice may either Party initiate a claim for arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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9.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

9.5 Recitals. The initial Recitals to this Agreement, which the Parties acknowledge are true and correct, are hereby incorporated into this Agreement by reference.

9.6 Entire Agreement. This Agreement, all schedules and exhibits hereto, and all documents and certificates to be delivered by the Parties pursuant hereto, collectively represent the entire understanding and agreement between the Parties hereto with respect to the subject matter of this Agreement. All schedules and exhibits attached to this Agreement shall be deemed part of this Agreement and are incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations, letters of intent or other writings between the Parties and their respective representatives with respect to the subject matter hereof and cannot be amended, supplemented, or modified except by an agreement in writing that makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the Party against which enforcement of any such amendment, supplement, or modification is sought.

9.7 Waivers of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

9.8 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument and this Agreement shall be construed in a manner that, as nearly as possible, reflects the original intent of the Parties.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

** END OF PAGE. SIGNATURE PAGE FOLLOWS **

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first written above.

BUYER: INTEGRATED VENTURES, INC.		SELLER: SECURE HOSTING LLC

By:	/s/ Steve Rubakh	By:	/s/ Fernando Bisker
Name:	Steve Rubakh	Name:	Fernando Bisker
Title:	Chief Executive Officer	Title:	Manager

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